SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  November 1, 1999

                       INTELIDATA TECHNOLOGIES CORPORATION
               (Exact Name of Registrant as Specified in Charter)

       DELAWARE                    000-21685                          54-1820617
(State of Incorporation)    (Commission File Number)               (IRS Employer
                                                             Identification No.)

                           11600 SUNRISE VALLEY DRIVE
                                    SUITE 100
                             RESTON, VIRGINIA 20191
                    (Address of principal executive offices)

                                 (703) 259-3000

              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         InteliData Technologies Corporation, a Delaware corporation ("InteliData"), is filing the attached September 30, 1999 unaudited balance sheet, with pro forma adjustments reflecting significant events and transactions occurring on or before October 31, 1999, solely at the request of the Nasdaq Listing Qualifications Panel (the "Panel"). Such balance sheet reflects that InteliData has in excess of $7,000,000 of net tangible assets as of the date hereof, as required by the Panel for InteliData's securities to continue to be listed on the Nasdaq National Market ("Nasdaq") at this time.

         InteliData has previously reported the potential sale of up to $4,000,000 of preferred stock with terms substantially similar to the Series B Convertible Preferred Stock issued in July 1999. InteliData has determined not to issue such additional preferred stock, given its cash position and its ability to otherwise satisfy the Panel's requirements for continued listing on Nasdaq.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

         (c)      Exhibits.

         The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K.

         99.1     Unaudited consolidated balance sheet as of September 30, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            INTELIDATA TECHNOLOGIES CORPORATION
                            (Registrant)



                            BY: /S/ Alfred S. Dominick, Jr.
                                ---------------------------
                                Alfred S. Dominick, Jr.
                                President and Chief Executive Officer

Date:  November 1, 1999